EXHIBIT 99.1

PRESS RELEASE

CIRCOR Reports Third-Quarter 2010 Results

•	23% Revenue Growth Driven by Year-Over-Year Increase in Energy Sales

•	51% Orders Increase Due to Strength in Short-Cycle Energy and Earlier Cycle End Markets, as well as Acquisitions

•	Adjusted EPS Above Guidance Primarily from Operating Performance, Currency Impacts and Favorable Tax Rate

Burlington, MA – November 4, 2010 – CIRCOR International, Inc. (NYSE: CIR), a provider of valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets, today announced financial results for the third quarter ended October 3, 2010.

Management Comments on Third-Quarter Results

“Our third-quarter financial results demonstrate continuing improvements on the top and bottom line,” said Chairman and Chief Executive Officer Bill Higgins. “Revenues came in at the high end of our guidance, while earnings, exclusive of Leslie bankruptcy and asbestos charges, surpassed our expectations. Revenue growth was primarily driven by continued strength at the short cycle Energy business and earlier-cycle Flow Technologies end markets. Earnings benefited from segment performance, currency impacts and a reduced tax rate.”

“We are particularly pleased with our bookings performance, with orders up 51% year-over-year, which includes 17% from acquisitions,” said Higgins. “We achieved order growth across all three business segments, but saw particular strength in our short-cycle Energy business. While we had expected further sequential pick up in Energy’s longer cycle international project businesses, orders remained essentially flat. Flow Technologies experienced increased orders across most end markets. The increase in orders at Aerospace was primarily driven by the acquisition of Castle Precision Industries.”

“As previously announced, we have obtained the asbestos claimant votes necessary for approval of Leslie Controls’ pre-negotiated Chapter 11 reorganization and the U.S. Bankruptcy Court has entered an order confirming the plan,” said Higgins. “We are now focused on obtaining district court approval and then winning any appeals that may be pursued.”

Leslie’s final emergence from bankruptcy would not occur until any appeals are favorably resolved, although CIRCOR and Leslie believe that any such appeals would be without merit. Leslie is continuing to conduct business as usual during the Chapter 11 process.

Consolidated Results

Revenues for the third quarter of 2010 were $177.6 million, a 23% increase from $144.3 million generated in the third quarter of 2009. CIRCOR reported net income for the third quarter of 2010 of $10.4 million, or $0.60 per diluted share, compared with net income of $8.4 million, or $0.49 per diluted share, for the third quarter of 2009.

Pre-tax Leslie bankruptcy and asbestos charges were $2.3 million for the three months ended October 3, 2010, compared with $2.0 million of non-bankruptcy asbestos charges for the year-earlier period. Excluding special charges and Leslie bankruptcy and asbestos charges net of tax, adjusted earnings per diluted share were $0.70 for the third quarter of 2010, an increase of 27% compared with $0.54 in the third quarter of 2009.

Consolidated Orders and Free Cash Flow

The Company received orders totaling $207.1 million during the third quarter of 2010, an increase of 51% compared with the third quarter of 2009 and a 21% increase compared with the second quarter of 2010. Backlog as of October 3, 2010 was $391.6 million, up 32% from backlog of $297.9 million at September 27, 2009 and up 23% from $317.6 million at July 4, 2010.

During the third quarter of 2010, the Company used $3.3 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) compared with generating $11.2 million in the third quarter of 2009 due primarily to changes in working capital and increased capital expenditures.

Energy

CIRCOR’s Energy segment revenues of $80.6 million for the quarter ended October 3, 2010 represent a 32% increase from $61.2 million for the quarter ended September 27, 2009. The increase included 24% organic growth and 12% from acquisitions, which was partially offset by a negative foreign currency adjustment of 4%. The organic growth was the result of a strong year-over-year rebound in the North American short-cycle business.

Incoming orders for the third quarter of 2010 were $98.5 million, an increase of 95% year over year and 24.0% sequentially. The year-over-year growth was due to strength in the North American short-cycle business and the acquisition of Pipeline Engineering in the fourth quarter of 2009. Ending backlog totaled $153.0 million, a 34% increase year over year and a 23% increase sequentially.

The Energy segment adjusted operating margin, which excludes the impact of special charges, was 11.1% during the third quarter of 2010 compared with 10.9% for the third quarter of 2009 and 8.3% for the second quarter of 2010. The increase in third-quarter 2010 operating margin was primarily driven by organic growth, associated operating leverage, favorable penalty reserve adjustments and productivity improvements. This was partially offset by continued pricing pressures - especially for large international projects - unfavorable mix and acquisition impacts.

Aerospace

CIRCOR’s Aerospace segment revenues increased by 8% to $28.3 million for the third quarter of 2010 from $26.2 million in the third quarter of 2009. The increase in revenues was driven by 9% growth from acquisitions and 2% organic growth, which was partially offset by a 2% decline from foreign currency adjustments. The organic growth was from sales of military landing gear, which offset small declines in other end markets.

Incoming orders for the third quarter of 2010 were $31.3 million, an increase of 15% year over year and 16% sequentially. The majority of the increase in orders was due to the acquisition of Castle in August. Ending backlog totaled $152.8 million, an increase of 27% year over year and 30% sequentially.

The Aerospace segment’s adjusted operating margin, which excludes the impact of special charges, was 9.6% for the third quarter of 2010 compared with 13.2% for the third quarter of 2009 and 14.6% for the second quarter of 2010. Third-quarter 2010 margins decreased primarily due to higher operating expenses related to support of new programs and acquisition transaction costs, partially offset by productivity gains and favorable pricing.

Flow Technologies

CIRCOR’s Flow Technologies segment revenues increased 21% to $68.6 million from $56.9 million in the third quarter of 2009. Third-quarter 2010 revenues reflected organic growth of 22%, primarily due to semiconductor, maritime, instrumentation and process strength, and growth from acquisitions of 2%, which was partially offset by foreign currency adjustments of 3%.

Incoming orders for this segment were $77.4 million for the third quarter of 2010, an increase of 30% year over year and 20% sequentially. The year-over-year increase was due to strength in all markets, with the exception of petrochemical and refining. Ending backlog totaled $85.9 million, an increase of 36% year over year and 14% sequentially.

This segment’s adjusted operating margin, which excludes the impact of special and Leslie asbestos and bankruptcy charges, for the third quarter of 2010 was 13.1% compared with 10.9% in the third quarter of 2009, and 10.1% in the second quarter of 2010. The third-quarter year-over-year margin increase was due to higher volumes, productivity and favorable mix.

Business and Financial Outlook

“Our sales and bookings trends are both positive, led by the short-cycle Energy and early-cycle Flow Technologies businesses,” said Higgins. “While the long-cycle businesses have recently stabilized, we have not seen a meaningful pick up at this point. Our balance sheet remains strong and will enable us to fund the Leslie reorganization plan and continue to invest in organic growth and strategic acquisitions.”

CIRCOR currently expects revenues for the fourth quarter of 2010 in the range of $192 million to $202 million and adjusted earnings in the range of $0.50 to $0.63 per diluted share. CIRCOR’s guidance for adjusted earnings per share excludes $0.06 per diluted share in Leslie asbestos and bankruptcy charges and assumes that exchange rates remain at present levels.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results today, November 4, 2010, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including fourth-quarter revenue and earnings guidance; and the

Company’s expectations related to the process for Leslie Controls’ emergence from bankruptcy. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc. CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Nine Months Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009

Net revenues	$177,577	$144,327	$491,851	$484,509
Cost of revenues	126,096	102,462	348,109	338,123

GROSS PROFIT	51,481	41,865	143,742	146,386
Selling, general and administrative expenses	35,648	29,787	109,024	98,127
Leslie asbestos and bankruptcy charges	2,343	1,977	30,603	13,682
Special recoveries	—	(543)	—	(1,678)

OPERATING INCOME	13,490	10,644	4,115	36,255

Other (income) expense:
Interest income	(69)	(77)	(162)	(391)
Interest expense	803	471	2,036	857
Other income, net	(853)	(959)	(646)	(1,409)

Total other (income) expense	(119)	(565)	1,228	(943)

INCOME BEFORE INCOME TAXES	13,609	11,209	2,887	37,198
Provision (benefit) for income taxes	3,210	2,804	(2,005)	10,601

NET INCOME	$10,399	$8,405	$4,892	$26,597

Earnings per common share:
Basic	$0.61	$0.49	$0.29	$1.56
Diluted	$0.60	$0.49	$0.28	$1.56

Weighted average common shares outstanding:
Basic	17,123	17,023	17,095	17,003
Diluted	17,258	17,116	17,238	17,050

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Nine Months Ended
	October 3, 2010	September 27, 2009

OPERATING ACTIVITIES
Net income	$4,892	$26,597
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,509	9,620
Amortization	3,065	1,956
Provision for Leslie bankruptcy settlement	24,974	—
Compensation expense of stock-based plans	2,445	2,351
Tax effect of share based compensation	(114)	412
Loss (gain) on disposal of property, plant and equipment	248	(60)

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(13,734)	30,690
Inventories	(20,727)	40,836
Prepaid expenses and other assets	5,368	8,546
Accounts payable, accrued expenses and other liabilities	(1,183)	(91,717)

Net cash provided by operating activities	14,743	29,231

INVESTING ACTIVITIES
Additions to property, plant and equipment	(11,400)	(6,106)
Proceeds from the sale of property, plant and equipment	75	95
Purchase of investments	—	(278,916)
Proceeds from sale of investments	21,427	312,918
Business acquisitions, net of cash acquired	(34,401)	(10,428)

Net cash (used in) provided by investing activities	(24,299)	17,563

FINANCING ACTIVITIES
Proceeds from long-term debt	91,750	57,372
Payments of long-term debt	(60,202)	(64,703)
Debt issuance costs		(2,814)
Dividends paid	(1,982)	(1,930)
Proceeds from the exercise of stock options	329	37
Tax effect of share based compensation	114	(412)

Net cash provided by (used in) financing activities	30,009	(12,450)

Effect of exchange rate changes on cash and cash equivalents	1,723	1,891

INCREASE IN CASH AND CASH EQUIVALENTS	22,176	36,235
Cash and cash equivalents at beginning of year	46,350	47,473

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$68,526	$83,708

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	October 3, 2010	December 31, 2009

ASSETS
Current Assets:
Cash & cash equivalents	$68,526	$46,350
Short-term investments	97	21,498
Trade accounts receivable, less allowance for doubtful accounts of $1,208 and $1,992, respectively	135,199	115,260
Inventories	172,543	145,031
Income taxes refundable	—	726
Prepaid expenses and other current assets	8,324	4,195
Deferred income tax asset	43,177	15,847
Insurance receivables	194	4,614
Assets held for sale	542	1,167

Total Current Assets	428,602	354,688

Property, Plant and Equipment, net	96,547	95,167

Other Assets:
Goodwill	60,437	47,893
Intangibles, net	63,943	55,238
Deferred income tax asset	—	5,676
Other assets	5,351	3,391

Total Assets	$654,880	$562,053

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$80,841	$57,239
Accrued expenses and other current liabilities	44,694	46,736
Accrued compensation and benefits	21,658	18,617
Leslie asbestos and bankruptcy related liabilities	80,064	12,476
Income taxes payable	1,471	—
Notes payable and current portion of long-term debt	10,613	5,914

Total Current Liabilities	239,341	140,982

Long-Term Debt, net of current portion	31,785	1,565
Deferred income taxes	11,786	—
Long-Term Leslie asbestos liability	—	47,785
Other Non-Current Liabilities	20,249	21,313
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 17,098,925 and 16,991,365 issued and outstanding, respectively	171	170
Additional paid-in capital	252,471	249,960
Retained earnings	89,328	86,408
Accumulated other comprehensive income	9,749	13,870

Total Shareholders’ Equity	351,719	350,408

Total Liabilities and Shareholders’ Equity	$654,880	$562,053

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Nine Months Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009

ORDERS [1]
Energy	$98,456	$50,574	$244,070	$170,100

Aerospace	31,280	27,231	93,109	89,415

Flow Technologies	77,367	59,688	210,787	167,902

Total orders	$207,103	$137,493	$547,966	$427,417

	October 3, 2010	September 27, 2009
BACKLOG [2]
Energy	$152,968	$114,139
Aerospace	152,790	120,453
Flow Technologies	85,859	63,280

Total backlog	$391,617	$297,872

Note 1:	Beginning in Q2 2010, orders have been adjusted to exclude the foreign exchange impact from backlog remeasurement The three and nine months ended September 27, 2009 reflect a decrease of $6.1 million and $7.4 million, respectively
Note 2:	Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD

NET REVENUES

Energy	$89,307	$76,814	$61,185	$66,113	$293,419	$57,722	$77,305	$80,613	$215,640
Aerospace	28,344	30,243	26,234	28,506	113,327	27,274	27,811	28,316	83,401
Flow Technologies	57,996	57,478	56,908	63,494	235,876	61,273	62,889	68,648	192,810

Total	175,647	164,535	144,327	158,113	642,622	146,269	168,005	177,577	491,851

* ADJUSTED OPERATING MARGIN

Energy	18.1%	12.3%	10.9%	3.0%	11.7%	3.5%	8.3%	11.1%	8.1%
Aerospace	15.4%	16.2%	13.2%	14.7%	14.9%	13.2%	14.6%	9.6%	12.5%
Flow Technologies	11.6%	9.5%	10.9%	11.7%	11.0%	10.2%	10.1%	13.1%	11.2%
Segment operating margin	15.5%	12.1%	11.3%	8.6%	12.0%	8.1%	10.0%	11.7%	10.1%
Corporate expenses	-3.1%	-3.4%	-3.0%	-3.3%	-3.2%	-3.1%	-3.1%	-2.7%	-3.0%
* Adjusted operating margin	12.5%	8.7%	8.4%	5.3%	8.8%	5.0%	6.9%	8.9%	7.1%
Leslie asbestos and bankruptcy charges (recoveries)	4.7%	2.1%	1.4%	25.5%	8.4%	-0.4%	17.2%	1.3%	6.2%
Impairment charges	0.0%	0.0%	0.0%	0.3%	0.1%	0.0%	0.0%	0.0%	0.0%
Special charges (recoveries)	-0.6%	0.0%	-0.4%	0.0%	-0.3%	0.0%	0.0%	0.0%	0.0%
Total operating margin	8.4%	6.6%	7.4%	-20.6%	0.6%	5.4%	-10.3%	7.6%	0.8%

* ADJUSTED OPERATING INCOME

Energy	16,169	9,461	6,696	1,966	34,292	2,025	6,424	8,968	17,417
Aerospace	4,372	4,905	3,461	4,195	16,933	3,607	4,067	2,726	10,400
Flow Technologies	6,744	5,484	6,197	7,444	25,869	6,276	6,367	8,997	21,640

Segment operating income	27,285	19,850	16,354	13,605	77,094	11,908	16,858	20,691	49,457
Corporate expenses	(5,365)	(5,589)	(4,276)	(5,267)	(20,497)	(4,607)	(5,274)	(4,859)	(14,740)

* Adjusted operating income	21,920	14,261	12,078	8,338	56,597	7,301	11,584	15,832	34,717

Leslie asbestos and bankruptcy charges (recoveries)	8,263	3,442	1,977	40,397	54,079	(648)	28,908	2,343	30,603
Impairment charges	—	—	—	485	485	—	—	—	—
Special charges (recoveries)	(1,135)	—	(543)	—	(1,678)	—	—	—	—

Total operating income	14,792	10,819	10,644	(32,544)	3,711	7,949	(17,325)	13,490	4,115

INTEREST EXPENSE, NET	(32)	(41)	(394)	(602)	(1,069)	(554)	(586)	(734)	(1,874)
OTHER (EXPENSE) INCOME, NET	183	267	959	(967)	442	51	(258)	853	646

PRETAX INCOME (LOSS)	14,943	11,045	11,209	(34,113)	3,084	7,446	(18,169)	13,609	2,886
(PROVISION) BENEFIT FOR INCOME TAXES	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)	6,928	(3,210)	2,005

EFFECTIVE TAX RATE	30.0%	30.0%	25.0%	39.2%	-90.3%	23.0%	38.1%	23.6%	-69.5%
NET (LOSS) INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$10,399	$4,892

Weighted Average Common Shares Outstanding (Diluted)	17,014	17,066	17,116	17,033	17,111	17,193	17,109	17,258	17,238

EARNINGS PER COMMON SHARE (Diluted)	$0.61	$0.45	$0.49	$(1.22)	$0.34	$0.33	$(0.66)	$0.60	$0.28

EBIT	$14,975	$11,086	$11,603	$(33,511)	$4,153	$8,000	$(17,583)	$14,343	$4,761
Depreciation	2,839	3,245	3,536	3,687	13,307	3,228	3,115	3,166	9,509
Amortization of intangibles	622	627	707	1,078	3,034	979	964	1,122	3,064

EBITDA	$18,436	$14,958	$15,846	$(28,746)	$20,494	$12,207	$(13,504)	$18,631	$17,334

EBITDA AS A PERCENT OF SALES	10.5%	9.1%	11.0%	-18.2%	3.2%	8.3%	-8.0%	10.5%	3.5%

CAPITAL EXPENDITURES	$2,576	$1,925	$1,605	$4,926	$11,032	$3,606	$4,580	$3,213	$11,400

*	Adjusted Operating Income & Margin excludes Special, Impairment, and Leslie asbestos and bankruptcy charges

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(7,928)	$17,882	$11,241	$11,757	$32,952	$(7,019)	$11,947	$(3,566)	$1,361
ADD: Capital expenditures	2,576	1,925	1,605	4,926	11,032	3,606	4,580	3,213	11,400
Dividends paid	657	637	636	638	2,568	639	640	703	1,982

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(4,695)	$20,444	$13,482	$17,321	$46,552	$(2,774)	$17,167	$350	$14,743

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(49,519)	$(69,331)	$(77,081)	$(60,369)	$(60,369)	$(52,713)	$(55,976)	$(26,225)	$(26,225)
ADD:
Cash & cash equivalents	36,113	33,038	83,708	46,350	46,350	37,812	60,857	68,526	68,526
Investments	36,991	48,344	3,023	21,498	21,498	22,412	94	97	97

TOTAL DEBT	$23,585	$12,051	$9,650	$7,479	$7,479	$7,511	$4,975	$42,398	$42,398

DEBT AS % OF EQUITY	7%	3%	3%	2%	2%	2%	2%	12%	12%

TOTAL DEBT	23,585	12,051	9,650	7,479	7,479	7,511	4,975	42,398	42,398

TOTAL SHAREHOLDERS’ EQUITY	341,860	357,596	371,728	350,408	350,408	349,244	324,128	351,719	351,719

EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$14,975	$11,086	$11,603	$(33,511)	$4,153	$8,000	$(17,583)	$14,343	$4,760
LESS:
Interest expense, net	(32)	(41)	(394)	(602)	(1,069)	(554)	(586)	(734)	(1,874)
Provision for income taxes	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)	6,928	(3,210)	2,005

NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$10,399	$4,892

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET, LESS DEPRECIATION LESS AMORTIZATION LESS INCOME LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES] TAXES]	$18,436	$14,958	$15,846	$(28,746)	$20,494	$12,207	$(13,504)	$18,631	$17,334
LESS:
Interest expense, net	(32)	(41)	(394)	(602)	(1,069)	(554)	(586)	(734)	(1,874)
Depreciation	(2,839)	(3,245)	(3,536)	(3,687)	(13,307)	(3,228)	(3,115)	(3,166)	(9,509)
Amortization	(622)	(627)	(707)	(1,078)	(3,034)	(979)	(964)	(1,122)	(3,065)
Provision for income taxes	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)	6,928	(3,210)	2,005

NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$10,399	$4,891

ADJUSTED INCOME [NET INCOME EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$15,037	$9,969	$9,285	$5,826	$40,117	$5,312	$7,549	$11,922	$24,784
LESS:
Special charges (recoveries), net of tax	(794)	—	(405)	—	(1,199)	—	—	—	—
Impairment charges	—	—	—	295	295
Leslie asbestos and bankruptcy charges (recoveries), net of tax	5,371	2,237	1,285	26,258	35,151	(421)	18,790	1,523	19,892

NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$10,399	$4,892

ADJUSTED WEIGHTED AVERAGE SHARES	N/A	N/A	N/A	17,140	N/A	N/A	17,109	N/A	17,095
Adjustment for anti-dilutive conversion of shares	—	—	—	107	—	—	153	—	143

Weighted average common shares outstanding (diluted)	17,014	17,066	17,116	17,033	17,111	17,193	17,262	17,258	17,238

ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.88	$0.58	$0.54	$0.34	$2.34	$0.31	$0.44	$0.69	$1.45
LESS: Special charges (recoveries), net of tax impact on EPS	$(0.05)	$—	$(0.02)	$—	$(0.07)	$—	$—	$—	$—
Impairment charges	$—	$—	$—	$0.02	$0.02
Leslie asbestos and bankruptcy charges (recoveries), net of tax impact on EPS	$0.32	$0.13	$0.08	$1.54	$2.05	$(0.02)	$1.10	$0.09	$1.16

EARNINGS PER COMMON SHARE (Diluted)	$0.61	$0.45	$0.49	$(1.22)	$0.34	$0.33	$(0.66)	$0.60	$0.28

CIRCOR INTERNATIONAL, INC

Leslie Controls Asbestos Items

(in thousands, except case information)

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD

Quarterly Case Rollforward

Beginning open cases	968	1,103	1,158	1,143	968	1,104	1,150	1,214	1,104
Cases filed	222	203	131	131	687	150	169	132	451
Cases resolved and dismissed	(87)	(148)	(146)	(170)	(551)	(104)	(105)	(6)	(215)

Ending open cases	1,103	1,158	1,143	1,104	1,104	1,150	1,214	1,340	1,340

Ending open mesothelioma cases	578	584	612	597	597	623	672	713	713

Income Statement Amounts

Indemnity costs accrued (cases filed)	$4,602	$2,109	$1,140	$39,810	$47,661	$699	$1,797	$—	$2,496
Adverse verdict costs (recoveries)	90	97	95	(1,308)	(1,026)	65	(2,455)	—	(2,390)
Defense costs incurred	3,166	3,275	3,009	2,862	12,312	3,731	3,435	16	7,182
Insurance recoveries adjustment	2,069	—	—	—	2,069	(3,652)	—	—	(3,652)
Insurance recoveries accrued	(1,664)	(2,039)	(2,268)	(966)	(6,937)	(1,491)	(1,135)	—	(2,626)
Leslie Bankruptcy related charges, net	—	—	—	—	—	—	27,266	2,327	29,593

Net pre-tax Leslie asbestos and bankruptcy expense (recovery)	$8,263	$3,442	$1,976	$40,398	$54,079	$(648)	$28,908	$2,343	$30,603

Balance Sheet Amounts

Bankruptcy and indemnity liability	$20,781	$19,849	$20,060	$57,716		$57,732	$78,976	$78,067
Incurred defense cost liability	4,212	5,169	3,615	2,544		2,099	3,455	1,997
Insurance recoveries receivable	(9,088)	(7,426)	(6,485)	(4,614)		(7,997)	(1,180)	(194)

Net Leslie asbestos liability	$15,905	$17,592	$17,190	$55,646		$51,834	$81,251	$79,870

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY

USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

UNAUDITED

	4TH QTR 2010
	Low	High

EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.50	$0.63
LESS:
Expected special charges (recoveries), net of tax impact on EPS	$—	$—
Expected impairment charges, net of tax impact on EPS	$—	$—
Expected Leslie asbestos and bankruptcy charges, net of tax impact on EPS	$0.06	$0.06

EXPECTED EARNINGS PER COMMON SHARE (Diluted)	$0.44	$0.57